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EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT

         Employment Agreement ("Agreement") made and entered into as of March 12, 1998 by and between Wall Street Records, Inc. formed under the laws of New Jersey (the "Company") having an office at 1080 Delaware Avenue, Philadelphia, Pennsylvania and Joseph M. Marrone, Jr., residing at 3 Brookwood Road, Mount Laurel, New Jersey 08054 (the "Executive").

                                  INTRODUCTION

         The Company desires to employ Executive. The parties desire to enter into an employment agreement and to set forth herein the terms and conditions of the Executive's employment by the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived herefrom, the Company and the Executive agree as follows:

         1. Employment.

                  a. Duties. The Company shall employ the Executive, on the terms set forth in this Agreement, to procure and promote musical products of the Company and in connection therewith Executive shall oversee, develop, produce and manage music products for the Company and participate and oversee all entertainment projects of the Company. The Executive accepts such employment with the Company. For no additional consideration Executive agrees to act as an executive of the Company and Wall Street Records, Inc., a Delaware corporation, the parent of the Company and provide services to other affiliates of the Company at such times and places as requested by the Company including Wall Street Records, LLC (the "LLC"). Unless otherwise indicated by the context the term "Company" shall include affiliates of the Company for which Executive is providing services

                  b. Place of Performance. In connection with his employment by the Company, the Executive shall be based at the Company's principal place of business in the Philadelphia Pennsylvania area, except when required for travel on Company business from time to time.

                  c. Exclusivity. Executive shall perform its duties (as defined herein) on a full time exclusive basis.

         2. Term. The Executive's employment under this Agreement shall commence as of the date hereof (the "Commencement Date") and shall, unless sooner terminated in accordance with the provisions hereof, continue uninterrupted until March 29, 2001 ("Term"). As used herein "Year" shall refer to a twelve consecutive month period during the term ending March 29th. Unless notice of nonrenewal is given by either party at least thirty (30) days prior to the end of the Term or prior to the end of any Year of the term the Term of this Agreement shall be automatically extended for an additional period of one year.


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         3. Compensation.

                  a. Base Salary. During the first Year the Term, the Executive shall be entitled to receive an annual compensation of two hundred thousand Dollars ($200,000) payable in equal installments at such times as the Company customarily pays its other executive officers (but in no event less often than monthly). Each year after the first year Base Salary shall be increased by the Board of Directors based on performance of the Company in the prior year. The Base Compensation shall not be less than $200,000 in any Year.

                  b. Benefits. During the Term, the Executive shall be entitled to all employee benefits generally offered by the Company to its executive officers and key management employees including but not limited to life insurance, disability insurance, health insurance, pension plans and any "salaries" plans (e.g. 401K). In addition Executive will receive a monthly automobile allowance to be determined by mutual agreement.

                  c. Discretionary Bonus. Each year the Board of Directors of the Company shall review the Company's performance in the prior year and may in its decretion award executive a bonus.

         4. Reimbursement of Expenses. The Executive shall be reimbursed for all items of travel, entertainment and miscellaneous expenses that the Executive reasonably incurs in connection with the performance of his duties hereunder, provided the Executive submits to the Company such statements and other evidence supporting said expenses as the Company may reasonably require.

         5. Vacation. The Executive shall be entitled to not less than four (4) weeks of paid vacation in any calendar year.

         6. Termination of Employment.

                  a. Death or Total Disability. In the event of the death of the Executive during the Term, this Agreement shall terminate as of the date of the Executive's death. In the event that Executive is incapacitated or prevented from fully performing thereunder by reason of mental, physical or other disability of the Executive for three (3) consecutive months during any consecutive nine (9) month period during the Term or nine (9) months in the aggregate, the Company shall have the right to terminate this Agreement by giving the Executive forty-five (45) days prior written notice thereof, and upon the expiration of such forty-five (45) day period, the Executive's employment under this Agreement shall terminate. If the Executive shall resume his duties within thirty (30) days after receipt of such a notice of termination and continue to perform such duties for four (4) consecutive weeks thereafter, this Agreement shall continue in full force and effect, without any reduction in Base Salary and other benefits, and the notice of termination shall be considered null and void and of no effect. Upon termination of this Agreement under this


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Paragraph 6(a), the Company shall have no further obligations or liabilities under this Agreement, except to pay to the Executive's estate or the Executive, as the case may be, (i) accrued and unpaid salary, expenses reimbursable in accordance with Paragraph 4 above, (ii) any amounts due under any Company benefit, welfare or pension plan and; (iii) any accrued bonuses.

                  b. Discharge for Cause. The Company may discharge the Executive for "Cause" upon notice and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment if the Executive, in the reasonable good faith judgment of the Company, (i) materially breaches any of his agreements, duties or material obligations under this Agreement and has not cured such breach or commenced in good faith to correct such breach within thirty (30) days after notice; (ii) embezzles or converts to his own use any funds of the Company or any client or customer of the Company; (iii) converts to his own use or unreasonably destroys, intentionally, any property of the Company, without the Company's consent or ; (iv) is adjudicated (non-appealable) an incompetent

                  c. Termination by Executive. Executive may terminate this Agreement for the failure by the Company to comply with the material provisions of this Agreement which failure is not cured within thirty (30) days after notice ("Good Reason").

                  d. Termination Dispute. All disputes respecting termination pursuant to this paragraph 6 shall be resolved by arbitration in accordance with paragraph 7.

                  e. No Mitigation. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Executive as the result of his employment by another employer.

         7. Arbitration

                  (a) Any and all other disputes, controversies and claims arising out of or relating to this Agreement, or with respect to the interpretation of this Agreement, or the rights or obligations of the parties and their successors and permitted assigns, whether by operation of law or otherwise, shall be settled and determined by arbitration in Philadelphia, Pennsylvania pursuant to the then existing rules of the American Arbitration Association ("AAA") for commercial arbitration.


                  (b) Any proceeding referred to in paragraph 7(a) or (b) shall also determine Executive's entitlement to legal fees as well as all other disputes between the parties relating to Executive's employment.

                  (c) The parties covenant and agree that the decision of the AAA shall be final and binding and hereby waive their right to appeal therefrom.



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         8. Indemnity. The Company shall indemnify and hold Executive harmless from all liability to the full extent permitted by the laws of its state of incorporation.

         9. Miscellaneous.

                  a. Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice shall be deemed to have been given and received when so hand-delivered or after three (3) business days when so deposited in the U.S. Mail, or when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

         To the Company:

                  Wall Street Records, Inc.
                  1080 Delaware Avenue
                  Philadelphia, Pennsylvania 19121

         Copy to:

                  Parker Duryee Rosoff & Haft, P.C.
                  529 Fifth Avenue
                  New York, New York 10017-4608
                  Attention:  Michael D. DiGiovanna, Esq.

         To the Executive:

                  Mr. Joseph M. Marrone, Jr.
                  3 Brookwood Road
                  Mount Laurel, New Jersey 08054

         Copy to:

                  Davis & Shapiro, LLP
                  689 Fifth Avenue
                  New York, New York 10022
                  Attention:  Fred Davis, Esq.


The foregoing addresses may be changed at any time by notice given in the manner herein provided.

                  b. Integration; Modification. This Agreement constitutes the entire understanding and agreement between the Company and the Executive regarding its subject matter


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and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Executive and a duly authorized officer of the Company.

                  c. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

                  d. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, including and their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by the Executive.

                  e. Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one (1) or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof with respect to other future breaches.

                  f. Governing Law. This Agreement shall be governed by the internal laws of the State of New York.

                  g. Headings. The headings of the various sections and paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

                  h. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  i. Due Authorization. The Company represents that all corporate action required to authorize the execution, delivery and performance of this Agreement has been duly taken.





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         IN WITNESS WHEREOF, this Agreement has been executed by the Executive and, on behalf of the Company, by its duly authorized officer on the day and year first above written.


                                              WALL STREET RECORDS INC.



                                       By:
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                                          --------------------------------------
                                                  Joseph M. Marrone, Jr.



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